SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
     SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement	[ ]	Confidential, For Use of the Commission Only

[ ]	Definitive Proxy Statement		(as permitted by Rule14a-6(e)(2))

[ ]	Definitive Additional Materials
[X]	Soliciting Material Under Rule 14a-12

THERASENSE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Filed by TheraSense, Inc. pursuant to Rule 14a-12 of the Securities and Exchange Act

     The following is the text of a memorandum from W. Mark Lortz of TheraSense, Inc., that was sent to all employees of TheraSense, Inc. on February 24, 2004:

To All TheraSense Employees:

Today we took another important step in the process of completing the merger with Abbott with the clearance of antitrust review. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act has expired. Simply put, this means that the Federal Trade Commission and the U.S. Department of Justice have found that the merger of the two companies does not pose antitrust issues.

Please note that completion of this deal remains subject to approval by a majority of TheraSense stockholders and customary closing conditions, including other regulatory approvals. As previously reported, we anticipate closing the deal in the second quarter.

As we continue to move closer to completion of the merger, I will keep you updated on all important milestones. In the meantime, please remain focused on your work. Our future success continues to depend on maintaining strong business momentum.

For those of you who have made inquiries to the Transition Team Help Desk email account set-up in MS Outlook, please know that your inquiries have been received and each of you have received an acknowledgement of your inquiry. With this important step of HSR clearance, we will be preparing an FAQ document related to the inquiries that are appropriate to receive answers.

Many thanks,

Mark

In connection with the proposed merger, TheraSense will file a proxy statement and other relevant documents with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THERASENSE THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THERASENSE BY DIRECTING A REQUEST TO: INVESTOR RELATIONS, THERASENSE, INC., 1360 SOUTH LOOP ROAD, ALAMEDA, CA 94502; PHONE (510) 749-5400.

TheraSense and its directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of TheraSense’s stockholders in connection with the proposed merger is set forth in TheraSense’s annual report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC on March 27, 2003 and proxy statement for its 2003 annual meeting of stockholders filed with the SEC on March 27, 2003. Additional information will be set forth in the proxy statement when it is filed with the SEC.

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